Exhibit 5.8
Telephone (601) 949-4900
Fax (601) 949-4804
May 19, 2010
Pinnacle Entertainment, Inc.
8918 Spanish Ridge Avenue
Las Vegas, Nevada 89148
Re:	Registration Statement on Form S-4 $450,000,000 Principal Amount of 8.625% Senior Notes due 2017
Ladies and Gentlemen:
     We have acted as special Mississippi counsel for Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, namely, Biloxi Casino Corp., a Mississippi corporation (“BCC”), and Casino One Corporation, a Mississippi corporation (“Casino One” and together with BCC, the “Mississippi Guarantors”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company of $450,000,000 aggregate principal amount of its new 8.625% Senior Notes due 2017 (the “New Notes”), in connection with the proposed exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of its outstanding 8.625% Senior Notes due 2017 (the “Old Notes” and, collectively with the New Notes, the “Notes”).
     The Old Notes contain guarantees (the “Old Guarantees”), and the New Notes upon issuance will contain guarantees (the “New Guarantees” and, collectively with the Old Guarantees, the “Guarantees”) by certain direct and indirect subsidiaries of the Company, including but not limited to the Mississippi Guarantors. The Old Notes and the Old Guarantees are, and the New Notes and the New Guarantees, upon issuance, will be, governed by the Indenture dated as of August 10, 2009, as supplemented by that First Supplemental Indenture dated as of February 5, 2010, (as supplemented, the “Indenture”) by and among the Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., a New York banking corporation, as trustee (the “Trustee”). This opinion is being issued and delivered to you to be filed as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Indenture.
     As special Mississippi counsel, and for the purpose of rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, but not limited to, the following:
(i)	the Registration Statement, in the form filed with the Commission, including the Prospectus contained therein;

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(ii)	the Indenture, which governs the Company’s Notes and the Guarantors’ Guarantees;

(iii)	the form of the New Guarantees;

(iv)	the form of the New Notes;

(v)	the articles of incorporation and bylaws of each of the Mississippi Guarantors, each as amended through the date hereof and as certified by the Officers Certificates (respectively, the “Articles of Incorporation” and “Bylaws”);

(vi)	the certificate dated August 10, 2009, of the duly elected, qualified and authorized officers of the Company and each of the Mississippi Guarantors given in connection with the Indenture and Guarantees as to certain factual matters, together with the certificate dated August 10, 2009, of the duly elected, qualified and authorized secretary of each of the Mississippi Guarantors given in connection with the Indenture and Guarantees as to certain factual matters (collectively, the “Original Officer Certificates”);

(vii)	the certificate dated as of the date hereof of the duly elected, qualified and authorized secretary of each of the Mississippi Guarantors given in connection with the Indenture and Guarantees as to certain factual matters (collectively, the “Back-Up Officer Certificates” and, together with the Original Officer Certificates, the “Officer Certificates”); and

(viii)	the unanimous written consent and resolutions of the sole director of each of the Mississippi Guarantors dated as of July 27, 2009, and August 7, 2009, each with respect to the transactions referred to in the Indenture and Guarantees and as certified by the Officer Certificates.
The documents listed above at paragraphs (i) through (viii), inclusive, are hereinafter collectively referred to herein as the “Transaction Documents.”
     In our capacity as special Mississippi counsel to the Mississippi Guarantor in connection with the registration contemplated by the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by each of the Mississippi Guarantors in connection with the authorization and issuance of the Notes and the Guarantees. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness, in which case we have made no, or limited, inquiry as specified below. We have been furnished with, and have relied upon, as to factual matters only, the Officer Certificates and assurances of the officers and other representatives of the Company and each of the Mississippi Guarantors, and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the Transaction Documents; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of

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any matters should be drawn from the fact of our representation of the Company or the Mississippi Guarantors.
     Without limiting the generality of the foregoing, in rendering this opinion, we have assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby; (ii) all documents submitted to us as originals are authentic, (iii) the signatures on all documents that we have examined are genuine, (iv) there are no oral or written agreements or understandings that would in any manner vary the terms and provisions of the documents which we have examined, and (v) all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original documents.
     While certain members of our firm are admitted to practice in jurisdictions other than Mississippi, for purposes of this letter, we have examined only the laws of the State of Mississippi. No opinion is expressed herein with respect to (i) the qualification of the Notes or Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, (ii) the compliance with any federal or state law, rule or regulations relating to securities, or to the sale or issuance thereof, (iii) tax, insolvency, antitrust, person, employee benefit, environmental, intellectual property, banking, insurance, labor, and health and safety laws or (iv) any county, municipality or any other political subdivision or local governmental agency or authority laws.
     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that each Guarantee to which each Mississippi Guarantor is a party has been duly authorized by such Mississippi Guarantor.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Mississippi. This opinion is limited to the effect of the current state of the laws of the State of Mississippi and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or facts after such time as the Registration Statement is declared effective. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.
     We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Watkins Ludlam Winter & Stennis, P.A.
WATKINS LUDLAM WINTER & STENNIS, P.A.